COVENANT NOT TO COMPETE

For and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned and Sitestar Corporation covenant and agree as follows:

1.
The undersigned agrees that for a period of five years following the date of execution of this covenant he will not directly, individually, together, or as a partner, agent, manager, member, officer, director, shareholder, by contract, or in any similar manner, engage in any or all of the prohibited activities, as defined herein, with any other party or in association with any entity within the states of Idaho or Montana.

2.	Prohibited activities include any activity involving the sales, design, and/or servicing and maintaining service for dialup internet, broadband internet, wide area networks, and network security.

3.
The undersigned further agrees that he will not engage in the solicitation of customers, business, or patronage, on behalf of any person or entity engaged in the prohibited activities, will refrain from entering into or engaging in any discussion or negotiation, or assisting in such actions intended to obtain information from any employee, agent, or manager of Sitestar Corporation concerning the prohibited activities, will not influence any employee, agent or manager to terminate their relationship with Sitestar Corporation in order to engage in any prohibited activity, and will not promote or assist, financially or otherwise, any person, firm, association, corporation, or other entity engaged in or that intends to engage in a prohibited activity.

4.
The undersigned further agrees that he shall not during the term hereof or thereafter in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation, or other entity in any manner whatsoever any information concerning any matters affecting or relating to the business of Sitestar Corporation or any other information concerning the business of Sitestar Corporation, its manner of operation, its plans, processes, or other data without regard to whether all of the above-stated matters will be deemed confidential, material, or important.

5.
The parties specifically and expressly stipulate that the prohibited activities are important, material, and confidential and gravely affect the effective and successful conduct of the business and the good will of Sitestar Corporation.

6.
In the event that an administrative tribunal or court of competent jurisdiction finds that either the geographical area or duration of the covenants set forth in this agreement are unenforceable, the offending provision may be reformed and conformed by such adjudicatory body to a reasonable standard.

7.
In the event of a breach of any of the provisions of this agreement by the undersigned, Sitestar Corporation shall, without election of any remedy, be entitled to enforce this agreement by injunction and to seek and receive monetary damages. In any such proceeding, the prevailing party shall be entitled to an award of costs and reasonable attorney fees against the other party.

DATED this 28th day of February, 2007

Steve Mossbrook